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                                                                    EXHIBIT 21.1


                                                                  SUBSIDIARIES




COUNTRY OR REGION                                                     OFFICIAL NAME
-----------------                                                     -------------
Australia                                                             Selectica Australia Pty Ltd.
Canada                                                                Selectica Canada, Inc.
France                                                                Selectica France Sarl
Germany                                                               Selectica GmbH
India                                                                 Selectica India Private Limited
Mexico                                                                Selectica Mexico S. de R.L. de C.V.
Sweden                                                                Selectica Scandinavia AB
United Kingdom                                                        Selectica  U.K. Limited

U.S. SUBSIDIARIES

Delaware                                                              LoanMarket Resources, Inc.
Delaware                                                              Wakely Acquisition Corp.